Substitution of Power of Attorney

Pursuant to a Power of Attorney, each of the following persons named below on the date indicated:

     Marc H. Baer            February 28, 2013
     Jie Chen                February 28, 2013
     Alex A. Khatibi         February 27, 2013
     Grant A. Levy           February 28, 2013
     John D. Poerschke       March 1, 2013
     John L. Plueger         February 26, 2013
     Steven F. Udvar-Hazy    February 27, 2013
     Gregory B. Willis       February 27, 2013
     Matthew J. Hart         May 8, 2013
     Cheryl Gordon Krongard  December 13, 2013
     Robert A. Milton        March 4, 2013
     Ian M. Saines           March 13, 2013
     Dr. Ronald D. Sugar     April 30, 2013

has appointed me, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of his or her name, place and stead, in any and all capacities, to prepare, sign and file any and all Forms 3, 4, 5 and 144 and any successor Forms (and any amendments or corrections to all such forms, and any related documents or items, including a Form ID and any other documents necessary to obtain codes and passwords necessary to make electronic filings) which I deem needed or desirable with the Securities and Exchange Commission and any and all stock exchanges, granting unto me full power and authority to do and perform each and every act and thing necessary or appropriate in connection with this power and authority, hereby ratifying and confirming all that I or my substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Each of the above persons has provided that this Power of Attorney shall remain in full force and effect until each person is no longer required to file Forms 3, 4, 5 and 144 with respect to his or her holdings of and transactions in securities issued by Air Lease Corporation, unless earlier revoked by each such person in a signed writing delivered to me.

Therefore, for the period beginning on April 7, 2014 and ending on June 30, 2014, pursuant to the above described power and authority conferred upon me, I hereby constitute and appoint Courtney McKeown to be my true and lawful substitute, to act in my place and stead, in any and all capacities pursuant to said above described power and authority.

                                  By: /s/ Carol H. Forsyte
                                 Date:     April 3, 2014